Exhibit 23.1


Chief Accountant
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

      We have read Item 7 of the report on Form 8-K/A of 10Charge, Inc., as of July 2, 2004, and we agree with the statements contained therein insofar as they relate to our firm.



July 2, 2004

                                                       /s/ BDO Kontroll, Kft
                                                       -------------------------
                                                       BDO Kontroll, Kft

                                       25